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Exhibit 4.5

COMPANY NO. 3902746

THE COMPANIES ACT 1985

A PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

P&O PRINCESS CRUISES INTERNATIONAL LIMITED

(Adopted by special resolution passed on
19 March 2001)

PRELIMINARY

Table A	1. The regulations in Table A in the schedule to the Companies (Table A to F) Regulations 1985 (Table A) do not apply to the company.
Definitions	2. In these articles:
the Act means the Companies Act 1985 including any statutory modification or re-enactment thereof for the time being in force;
the articles means these articles of association, as altered from time to time by special resolution;
auditors means the auditors of the company;
clear days in relation to the period of a notice means that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.
director means a director of the company and the directors means the directors or any of them acting as the board of directors of the company;
dividend means dividend or bonus;
the holder in relation to shares means the member whose name is entered in the register of members as the holder of the shares;
office means the registered office of the company;
paid means paid or credited as paid;
seal means the common seal of the company and includes any official seal kept by the company by virtue of section 39 or 40 of the Act;
secretary means the secretary of the company or any other person appointed to perform the duties of the secretary of the company, including a joint, assistant or deputy secretary; and
the United Kingdom means Great Britain and Northern Ireland.

Construction	3. In these articles:
(a)
unless expressly defined in the articles, words or expressions that are defined in the Act bear the same meaning as in the Act but excluding any statutory modification of the Act not in force when the articles become binding on the company;
	(b)	references to a document being executed include references to its being executed under hand or under seal or by any other method;
	(c)	words denoting the singular number include the plural number and vice versa, words denoting the masculine gender include the feminine gender and words denoting persons include corporations;
	(d)	headings and marginal notes are inserted for convenience only and do not affect the construction of these articles;
	(e)	powers of delegation shall not be restrictively construed but the widest interpretation shall be given to them;
(f)
the word directors in the context of the exercise of any power contained in these articles includes any committee consisting of one or more directors, any director holding executive office and any local or divisional board, manager or agent of the company to which or, as the case may be, to whom the power in question has been delegated;
	(g)	no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of that or any other power of delegation; and
(h)
except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these articles or under another delegation of the power.
Single member
4. If at any time and for so long as the company has a single member, all the provisions of the articles shall (in the absence of any express provision to the contrary) apply with such modification as may be necessary in relation to a company with a single member.
SHARE CAPITAL
Shares with special rights
5. Subject to the provisions of the Act and without prejudice to any rights attached to any existing shares, any share may be issued with such rights or restrictions as the company may by ordinary resolution determine or, subject to and in default of such determination, as the directors shall determine.
Redeemable shares
6. Subject to the provisions of the Act, shares may be issued which are to be redeemed or are to be liable to be redeemed at the option of the company or the holder on such terms and in such manner as may be provided by the articles.
Commissions
7. The company may exercise the powers of paying commissions conferred by the Act. Subject to the provisions of the Act, any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

Trusts not recognised
8. Except as required by law, no person shall be recognised by the company as holding any share upon any trust and (except as otherwise provided by the articles or by law) the company shall not be bound by or recognise any interest in any share except an absolute right to the entirety thereof in the holder.
Section 80 authority
9. In place of all authorities in existence at the date of adoption of these articles, the directors are hereby generally and unconditionally authorised pursuant to section 80 of the Act to allot relevant securities (within the meaning of section 80) up to an aggregate nominal amount equal to the authorised share capital of the company at the date of adoption of these articles for a period expiring (unless previously renewed, varied or revoked by the company in general meeting) five years after the date of adoption of these articles.
Section 89 exclusion	10. The pre-emption provisions in section 89(1) of the Act and the provisions of sub-sections 90(1) to 90(6) inclusive of the Act shall not apply to any allotment of the company's equity securities.
Allotment after expiry
11. Before the expiry of the authority granted by article 9 the company may make an offer or agreement which would or might require relevant securities to be allotted after that expiry and the directors may allot relevant securities in pursuance of that offer or agreement as if that authority had not expired.
Residual allotment powers	12. Subject to the provisions of articles 6, 9, 10 and 11, the provisions of the Act and to any resolution of the company in general meeting passed pursuant to those provisions:
(a) all unissued shares for the time being in the capital of the company (whether forming part of the original or any increased share capital) shall be at the disposal of the directors; and
(b)
the directors may allot (with or without conferring a right of renunciation), grant options over, or otherwise dispose of them to such persons on such terms and conditions and at such times as they think fit.
SHARE CERTIFICATES
Members' rights to certificates
13. Every member, upon becoming the holder of any shares, shall be entitled without payment to one certificate for all the shares of each class held by him (and, upon transferring a part of his holding of shares of any class, to a certificate for the balance of such holding) or several certificates each for one or more of his shares upon payment for every certificate after the first of such reasonable sum as the directors may determine. Every certificate shall be executed under the seal or otherwise in accordance with the Act or in such other manner as the directors may approve and shall specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up thereon. The company shall not be bound to issue more than one certificate for shares held jointly by several persons and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

Replacement certificates
14. If a share certificate is defaced, worn-out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of the expenses reasonably incurred by the company in investigating evidence as the directors may determine but otherwise free of charge, and (in the case of defacement or wearing-out) on delivery up of the old certificate.
LIEN
Company to have lien on shares
15. The company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that share. The directors may at any time declare any share to be wholly or in part exempt from the provisions of this regulation. The company's lien on a share shall extend to any amount payable in respect of it.
Enforcement of lien by sale
16. The company may sell in such manner as the directors determine any shares on which the company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen clear days after notice has been given to the holder of the share or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the shares may be sold.
Giving effect to sale
17. To give effect to a sale the directors may authorise some person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser. The title of the transferee to the shares shall not be affected by any irregularity in or invalidity of the proceedings in reference to the sale.
Application of proceeds
18. The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable, and any residue shall (upon surrender to the company for cancellation of the certificate for the shares sold and subject to a like lien for any moneys not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.
CALLS ON SHARES AND FORFEITURE
Power to make calls
19. Subject to the terms of allotment, the directors may make calls upon the members in respect of any moneys unpaid on their shares (whether in respect of nominal value or premium) and each member shall (subject to receiving at least fourteen clear days' notice specifying when and where payment is to be made) pay to the company as required by the notice the amount called on his shares. A call may be required to be paid by instalments. A call may, before receipt by the company of any sum due thereunder, be revoked in whole or part and payment of a call may be postponed in whole or part. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect whereof the call was made.
Time when call made	20. A call shall be deemed to have been made at the time when the resolution of the directors authorising the call was passed.
Liability of joint holders	21. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

Interest payable
22. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, at the appropriate rate (as defined by the Act) but the directors may waive payment of the interest wholly or in part.
Deemed calls
23. An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call and if it is not paid the provisions of the articles shall apply as if that amount had become due and payable by virtue of a call.
Differentiation on calls	24. Subject to the terms of allotment, the directors may make arrangements on the issue of shares for a difference between the holders in the amounts and times of payment of calls on their shares.
Notice requiring payment of call
25. If a call remains unpaid after it has become due and payable the directors may give to the person from whom it is due not less than fourteen clear days' notice requiring payment of the amount unpaid together with any interest which may have accrued. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.
Forfeiture for non-compliance
26. If the notice is not complied with any share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the directors and the forfeiture shall include all dividends or other moneys payable in respect of the forfeited shares and not paid before the forfeiture.
Sale of forfeited shares
27. Subject to the provisions of the Act, a forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine either to the person who was before the forfeiture the holder or to any other person and at any time before sale, re-allotment or other disposition, the forfeiture may be cancelled on such terms as the directors think fit. Where for the purposes of its disposal a forfeited share is to be transferred to any person the directors may authorise some person to execute an instrument of transfer of the share to that person.
Liability following forfeiture
28. A person any of whose shares have been forfeited shall cease to be a member in respect of them and shall surrender to the company for cancellation the certificate for the shares forfeited but shall remain liable to the company for all moneys which at the date of forfeiture were presently payable by him to the company in respect of those shares with interest at the rate at which interest was payable on those moneys before the forfeiture or, if no interest was so payable, at the appropriate rate (as defined in the Act) from the date of forfeiture until payment but the directors may waive payment wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

Evidence of forfeiture or surrender
29. A statutory declaration by a director or the secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share and the declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the share and the person to whom the share is disposed of shall not be bound to see to the application of the consideration, if any, nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture or disposal of the share.
TRANSFER OF SHARES
Form and execution of transfer of share
30. The instrument of transfer of a share may be in any usual form or in any other form which the directors may approve and shall be executed by or on behalf of the transferor and, unless the share is fully paid, by or on behalf of the transferee.
Registration of transfer
31. The directors may, in their absolute discretion and without giving any reason, refuse to register the transfer of a share to any person, whether or not it is fully paid or a share on which the company has a lien.
Notice of refusal to register
32. If the directors refuse to register a transfer of a share, they shall within two months after the date on which the transfer was lodged with the company send to the transferee notice of the refusal.
Suspension of registration
33. The registration of transfers of shares or of transfers of any class of shares may be suspended at such times and for such periods (not exceeding thirty days in any year) as the directors may determine.
No fee payable on registration	34. No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any share.
Retention of transfers
35. The company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.
TRANSMISSION OF SHARES
Transmission
36. If a member dies the survivor or survivors where he was a joint holder, and his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the company as having any title to his interest; but nothing herein contained shall release the estate of a deceased member from any liability in respect of any share which had been jointly held by him.
Elections permitted
37. A person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as the directors may properly require, elect either to become the holder of the share or to have some person nominated by him registered as the transferee. If he elects to become the holder he shall give notice to the company to that effect. If he elects to have another person registered he shall execute an instrument of transfer of the share to that person. All the articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member had not occurred.

Rights of persons entitled by transmission	38. A person becoming entitled to a share in consequence of the death or bankruptcy of a member shall have the rights to which he would be entitled if he were the holder of the share, except that he shall not, before being registered as the holder of the share, be entitled in respect of it to attend or vote at any meeting of the company or at any separate meeting of the holders of any class of shares in the company.
ALTERATION OF SHARE CAPITAL
Alterations by ordinary resolution	39. The company may by ordinary resolution:
(a) increase its share capital by new shares of such amount as the resolution prescribes;
(b) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;
(c)
subject to the provisions of the Act, sub-divide its shares, or any of them, into shares of smaller amount and the resolution may determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage as compared with the others; and
(d)
cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.
Fractions arising
40. Whenever as a result of a consolidation of shares any members would become entitled to fractions of a share, the directors may, on behalf of those members, sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Act, the company) and distribute the net proceeds of sale in due proportion among those members, and the directors may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.
Power to reduce capital	41. Subject to the provisions of the Act, the company may by special resolution reduce its share capital, any capital redemption reserve and any share premium account in any way.
PURCHASE OF OWN SHARES
Power to purchase own shares
42. Subject to the provisions of the Act, the company may purchase its own shares (including any redeemable shares) and, if it is a private company, make a payment in respect of the redemption or purchase of its own shares otherwise than out of distributable profits of the company or the proceeds of a fresh issue of shares.
GENERAL MEETINGS
Types of general meeting	43. All general meetings other than annual general meetings shall be called extraordinary general meetings.

Convening general meetings
44. The directors may call general meetings and, on the requisition of members pursuant to the provisions of the Act, shall forthwith proceed to convene an extraordinary general meeting for a date not later than eight weeks after receipt of the requisition. If there are not within the United Kingdom sufficient directors to call a general meeting, any director or any member of the company may call a general meeting.
NOTICE OF GENERAL MEETINGS
Period of notice
45. An annual general meeting and an extraordinary general meeting called for the passing of a special resolution shall be called by at least twenty-one clear days' notice. All other extraordinary general meetings shall be called by at least fourteen clear days' notice but a general meeting may be called by shorter notice if it is so agreed:
(a) in the case of an annual general meeting, by all the members entitled to attend and vote thereat; and
(b)
in the case of any other meeting by a majority in number of the members having a right to attend and vote being a majority together holding not less than ninety-five per cent. in nominal value of the shares giving that right or such other majority as has been decided on by elective resolution of the members under the Act.
The notice shall specify the time and place of the meeting and the general nature of the business to be transacted and, in the case of an annual general meeting, shall specify the meeting as such.

Subject to the provisions of the articles and to any restrictions imposed on any shares, the notice shall be given to all the members, to all persons entitled to a share in consequence of the death or bankruptcy of a member and to the auditors.
Accidental omission to give notice	46. The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.
Effectiveness of special and extraordinary resolutions
47. Where for any purpose an ordinary resolution of the company is required, a special or extraordinary resolution shall also be effective. Where for any purpose an extraordinary resolution is required a special resolution shall also be effective.
PROCEEDINGS AT GENERAL MEETINGS
Quorum
48. No business shall be transacted at any meeting unless a quorum is present. Two persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a corporation, shall be a quorum.
If quorum not present
49. If such a quorum is not present within half an hour from the time appointed for the meeting, or if during a meeting such a quorum ceases to be present, the meeting shall stand adjourned to the same day in the next week at the same time and place or to such time and place as the directors may determine.

Chairman
50. The chairman, if any, of the board of directors or in his absence some other director nominated by the directors shall preside as chairman of the meeting, but if neither the chairman nor such other director (if any) be present within fifteen minutes after the time appointed for holding the meeting and willing to act, the directors present shall elect one of their number to be chairman and, if there is only one director present and willing to act, he shall be chairman.
No director willing to act or present
51. If no director is willing to act as chairman, or if no director is present within fifteen minutes after the time appointed for holding the meeting, the members present and entitled to vote shall choose one of their number to be chairman.
Directors entitled to speak	52. A director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the company.
Adjournments: chairman's powers
53. The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at an adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. When a meeting is adjourned for fourteen days or more, at least seven clear days' notice shall be given specifying the time and place of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to give any such notice.
Methods of voting
54. A resolution put to the vote of a meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands a poll is duly demanded. Subject to the provisions of the Act, a poll may be demanded:
(a) by the chairman; or
(b) by at least two members having the right to vote at the meeting; or
(c) by a member or members representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or
(d)
by a member or members holding shares conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right;
and a demand by a person as proxy for a member shall be the same as a demand by the member.
Declaration of result
55. Unless a poll is duly demanded a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

Withdrawal of demand for poll
56. The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.
Conduct of a poll
57. A poll shall be taken as the chairman directs and he may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.
Chairman's casting vote	58. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall be entitled to a casting vote in addition to any other vote he may have.
When poll to be taken
59. A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or at such time and place as the chairman directs not being more than thirty days after the poll is demanded. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.
Notice of poll
60. No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven clear days' notice shall be given specifying the time and place at which the poll is to be taken.
Resolutions in writing
61. A resolution in writing executed by or on behalf of each member who would have been entitled to vote upon it if it had been proposed at a general meeting at which he was present shall be as effectual as if it had been passed at a general meeting duly convened and held and may consist of several instruments in the like form each executed by or on behalf of one or more members.
VOTES OF MEMBERS
Right to vote
62. Subject to any rights or restrictions attached to any shares, on a show of hands every member who (being an individual) is present in person or (being a corporation) is present by a duly authorised representative, not being himself a member entitled to vote, shall have one vote and on a poll every member shall have one vote for every share of which he is the holder.
Votes of joint holders
63. In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and seniority shall be determined by the order in which the names of the holders stand in the register of members.

Member under incapacity
64. A member in respect of whom an order has been made by any court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person authorised in that behalf appointed by that court, and any such receiver, curator bonis or other person may, on a poll, vote by proxy. Evidence to the satisfaction of the directors of the authority of the person claiming to exercise the right to vote shall be deposited at the office, or at such other place as is specified in accordance with the articles for the deposit of instruments of proxy, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.
Calls in arrears
65. No member shall vote at any general meeting or at any separate meeting of the holders of any class of shares in the company, either in person or by proxy, in respect of any share held by him unless all moneys presently payable by him in respect of that share have been paid.
Objection to voting
66. No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.
Supplementary provisions on voting	67. On a poll votes may be given either personally or by proxy. A member may appoint more than one proxy to attend on the same occasion.
Appointment of proxy
68. An instrument appointing a proxy shall be in writing under the hand of the appointing member or his attorney or, if the appointing member is a corporation, either under its common seal or the hand of a duly authorised officer, attorney or other person authorised to sign it.
Form of proxy	69. Instruments of proxy shall be in any usual form or in any other form which the directors may approve.
Delivery of form of proxy	70. The instrument appointing a proxy and any authority under which it is executed or a copy of such authority certified notarially or in some other way approved by the directors may:
(a)
be left at or sent by post or facsimile transmission to the office or at such other place within the United Kingdom as is specified in the notice convening the meeting or in any instrument of proxy sent out by the company in relation to the meeting before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or
(b)
in the case of a poll taken more than 48 hours after it is demanded, be left at or sent by post or facsimile transmission to the or at such other place within the United Kingdom as is specified in the notice convening the meeting or in any instrument of proxy sent out by the company in relation to the meeting after the poll has been demanded and before the time appointed for the taking of the poll; or

(c)
where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chairman or to the secretary or to any director;
and an instrument of proxy which is not deposited or delivered in a manner so permitted shall be invalid.
Revocation of authority
71. A vote given or poll demanded by proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll unless notice of the determination was received by the company at the office or at such other place at which the instrument of proxy was duly deposited before the commencement of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll.
Validity of form of proxy
72. An instrument appointing a proxy shall be deemed to include the right to demand, or join in demanding, a poll. The instrument of proxy shall also be deemed to confer authority to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall, unless it provides to the contrary, be valid for any adjournment of the meeting as well as for the meeting to which it relates. Deposit of an instrument of proxy does not preclude a member from attending and voting at the meeting to which it relates or any adjournment of that meeting.
NUMBER OF DIRECTORS
Number of directors
73. Unless otherwise determined by ordinary resolution, the number of directors (other than alternate directors) shall be not less than one but shall not be subject to any maximum in number. A sole director may exercise all the powers and discretions expressed by these articles to be vested in the directors generally.
ALTERNATE DIRECTORS
Power to appoint alternates
74. A director (other than an alternate director) may appoint any person willing to act, whether or not he is a director of the company, to be an alternate director and may remove from office an alternate director so appointed by him.
Alternates entitled to receive notice
75. An alternate director shall be entitled to receive notice of all meetings of directors and of all meetings of committees of directors of which his appointor is a member, to attend and vote at any such meeting at which the director appointing him is not personally present, and generally to perform all the functions of his appointor as a director in his absence but shall not be entitled to receive any remuneration from the company for his services as an alternate director. But it shall not be necessary to give notice of such a meeting to an alternate director who is absent from the United Kingdom.

Alternates representing more than one director
76. A director or any other person may act as alternate director to represent more than one director, and an alternate director shall be entitled at meetings of the directors or any committee of the directors to one vote for every director whom he represents (and who is not present) in addition to his own vote (if any) as a director, but he shall count as only one for the purpose of determining whether a quorum is present.
Expenses and remuneration of alternates
77. An alternate director may be repaid by the company such expenses as might properly have been repaid to him if he had been a director but shall not be entitled to receive any remuneration from the company in respect of his services as an alternate director except such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the company from time to time direct. An alternate director shall be entitled to be indemnified by the company to the same extent as if he were a director.
Termination of appointment	78. An alternate director shall cease to be an alternate director:
	(a)	if his appointor ceases to be a director; or
	(b)	if his appointor revokes his appointment pursuant to article 74; or
	(c)	on the happening of any event which, if he were a director, would cause him to vacate his office as director; or
	(d)	if he resigns his office by notice to the company.
Method of appointment and revocation	79. Any appointment or removal of an alternate director shall be by notice to the company signed by the director making or revoking the appointment. The notice may be:
	(a)	delivered personally to the secretary or to a director other than the director making or revoking the appointment; or
	(b)	sent by post in a prepaid envelope addressed to the office or to another address designated by the directors for that purpose or by leaving it at the office or such other address; or
	(c)	sent by telex, facsimile or electronic mail to a number designated by the directors for that purpose.

The appointment or removal shall take effect when the notice is deemed delivered in accordance with article 126 or article 127 (as the case may be) or on such later date (if any) specified in the notice.
Alternate not an agent of appointor
80. Save as otherwise provided in the articles, an alternate director shall be deemed for all purposes to be a director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the director appointing him.

POWERS OF DIRECTORS
Business to be managed by board
81. Subject to the provisions of the Act, the memorandum and the articles and to any directions given by special resolution, the business of the company shall be managed by the directors who may exercise all the powers of the company. No alteration of the memorandum or articles and no such direction shall invalidate any prior act of the directors which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this regulation shall not be limited by any special power given to the directors by the articles and a meeting of directors at which a quorum is present may exercise all powers exercisable by the directors.
Exercise by company of voting rights
82. The directors may exercise the voting power conferred by the shares in any body corporate held or owned by the company in such manner in all respects as they think fit (including without limitation the exercise of that power in favour of any resolution appointing its members or any of them directors of such body corporate, or voting or providing for the payment of remuneration to the directors of such body corporate).
DELEGATION OF DIRECTORS' POWERS
Committees of the directors
83. The directors may delegate any of their powers to any committee consisting of one or more directors. The directors may also delegate to any director holding any executive office such of their powers as the directors consider desirable to be exercised by him. Any such delegation shall, in the absence of express provision to the contrary in the terms of delegation, be deemed to include authority to sub-delegate all or any of the powers delegated to one or more directors (whether or not acting as a committee) or to any employee or agent of the company. Any such delegation may be made subject to such conditions as the directors may specify, and may be revoked or altered. The directors may co-opt persons other than directors on to any such committee. Such co-opted persons may enjoy voting rights in the committee. The co-opted members shall be less than one-half of the total membership of the committee and a resolution of any committee shall be effective only if at least half of the members present are directors. Subject to any conditions imposed by the directors, the proceedings of a committee with two or more members shall be governed by these articles regulating the proceedings of directors so far as they are capable of applying.
Agents
84. The directors may, by power of attorney or otherwise, appoint any person to be the agent of the company for such purposes and on such conditions as they determine, including authority for the agent to delegate all or any of his powers.

Offices including the title "director"	85. The directors may appoint any person to any office or employment having a designation or title including the word "director" or attach such a designation or title to any existing office or employment with the company and may terminate any such appointment or the use of any such designation or title. The inclusion of the word "director" in the designation or title of any such office or employment shall not imply that the holder is a director of the company, and the holder shall not thereby be empowered in any respect to act as, or be deemed to be, a director of the company for any of the purposes of these articles.
APPOINTMENT AND RETIREMENT OF DIRECTORS
Appointment and removal by holding company
86. The immediate holding company for the time being of the company (the appointor) may at any time and from time to time appoint any person who is willing to act to be a director, either to fill a vacancy or as an additional director, and remove any director from office. Any appointment or removal of a director under this article shall be by notice to the company signed by or on behalf of the appointor or appointors (which may consist of several documents in the like form each signed by or on behalf of one or more appointors). The notice may be:
(a) delivered personally to the secretary or to a director other than the director being appointed or removed; or
(b) sent by post in a prepaid envelope addressed to the office or to another address designated by the directors for that purpose or by leaving it at the office or such other address; or
(c) sent by telex, facsimile or electronic mail to a number designated by the directors for that purpose.
The appointment or removal shall take effect when the notice is deemed delivered in accordance with article 126 or article 127 (as the case may be) or on such later date (if any) specified in the notice.
Appointment by the directors
87. The directors shall also have power to appoint any person who is willing to act to be a director, either to fill a vacancy or as an addition to the existing directors, subject to any maximum for the time being in force, and any director so appointed shall hold office until he is removed in accordance with article 86.
Age limit
88. No person shall be disqualified from being appointed a director, and no director shall be required to vacate that office, by reason only of the fact that he has attained the age of 70 years or any other age nor shall it be necessary by reason of his age to give special notice under the Act of any resolution.
DISQUALIFICATION OF DIRECTORS
Disqualification as a director	89. The office of a director shall be vacated if:
	(a)	he ceases to be a director by virtue of any provision of the Act or he becomes prohibited by law from being a director; or
	(b)	he becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(c)	he is, or may be, suffering from mental disorder and either:
(i) he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, an application for admission under the Mental Health (Scotland) Act 1960, or
(ii) an order is made by a court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs; or
(d)	he resigns his office by notice to the company; or
(e)	he shall for more than six consecutive months have been absent without permission of the directors from meetings of directors held during that period and the directors resolve that his office be vacated; or
(f)	he is removed in accordance with article 86; or
(g)	he is requested to resign in writing by not less than three quarters of the other directors. In calculating the number of directors who are required to make such a request to the director, (i) an alternate director appointed by him acting in his capacity as such shall be excluded; and (ii) a director and any alternate director appointed by him and acting in his capacity as such shall constitute a single director for this purpose, so that the signature of either shall be sufficient."
REMUNERATION OF DIRECTORS
Remuneration
90. The directors shall be entitled to such remuneration as the company may by ordinary resolution determine and, unless the resolution provides otherwise, the remuneration shall be deemed to accrue from day to day.
DIRECTORS' EXPENSES
Directors may be paid expenses
91. The directors may be paid all travelling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of directors or committees of directors or general meetings or separate meetings of the holders of any class of shares or of debentures of the company or otherwise in connection with the discharge of their duties.
DIRECTORS' APPOINTMENTS AND INTERESTS
Appointment to executive office
92. Subject to the provisions of the Act, the directors may appoint one or more of their number to the office of managing director or to any other executive office under the company and may enter into an agreement or arrangement with any director for his employment by the company or for the provision by him of any services outside the scope of the ordinary duties of a director. Any such appointment, agreement or arrangement may be made upon such terms as the directors determine and they may remunerate any such director for his services as they think fit. Any appointment of a director to an executive office shall terminate if he ceases to be a director but without prejudice to any claim to damages for breach of the contract of service between the director and the company.

Directors may contract with the company	93. Provided that he has disclosed to the directors the nature and extent of any material interest of his, a director notwithstanding his office:
	(a)	may be a party to, or otherwise interested in, any transaction or arrangement with the company or in which the company is otherwise interested;
	(b)	may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the company or in which the company is otherwise interested; and
	(c)	shall not, by reason of his office, be accountable to the company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.
Notification of interests	94. For the purposes of article 93:
	(a)	a general notice given to the directors that a director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class or persons is interested shall be deemed to be a disclosure that the director has an interest in any such transaction of the nature and extent so specified; and
	(b)	an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.
BENEFITS, PENSIONS AND INSURANCE
Benefits and pensions
95. The directors may provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any director who has held but no longer holds any executive office or employment with the company or with any body corporate which is or has been a subsidiary of the company or a predecessor in business of the company or of any such subsidiary, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.
Insurance	96. Without prejudice to the provisions of article 130, the directors may exercise all the powers of the company to purchase and maintain insurance for or for the benefit of any person who is or was:
	(a)	a director, other officer, employee or auditor of the company, or any body which is or was the holding company or subsidiary undertaking of the company, or in which the company or such holding company or subsidiary undertaking has or had any interest (whether direct or indirect) or with which the company or such holding company or subsidiary undertaking is or was in any way allied or associated; or
	(b)	a trustee of any pension fund in which employees of the company or any other body referred to in article 96(a) is or has been interested,

including without limitation insurance against any liability incurred by such person in respect of any act or omission in the actual or purported execution or discharge of his duties or in the exercise or purported exercise of his powers or otherwise in relation to his duties, powers or offices in relation to the relevant body or fund.
Directors not liable to account
97. Without prejudice to the generality of article 93, no director or former director shall be accountable to the company or the members for any benefit provided pursuant to article 95 or 96. The receipt of any such benefit shall not disqualify any person from being or becoming a director of the company.
Section 719 of the Act
98. Pursuant to section 719 of the Act, the directors are hereby authorised to make such provision as may seem appropriate for the benefit of any persons employed or formerly employed by the company or any of its subsidiary undertakings in connection with the cessation or the transfer of the whole or part of the undertaking of the company or any subsidiary undertaking. Any such provision shall be made by a resolution of the directors in accordance with section 719.
PROCEEDINGS OF DIRECTORS
Convening meetings
99. Subject to the provisions of these articles, the directors may regulate their proceedings as they think fit. A director may, and the secretary at the request of a director shall, call a meeting of the directors. Notice of a meeting of the directors shall be deemed to be properly given to a director if it is given to him personally or by word of mouth or sent in writing or by telex, facsimile or electronic mail to him at his last known address or any other address given by him to the company for this purpose. A director absent or intending to be absent from the United Kingdom may request the directors that notices of directors meetings shall during his absence be sent in writing to him at an address given by him to the company for this purpose, but such notices need not be given any earlier than notices given to directors not so absent and, if no such request is made to the directors, it shall not be necessary to give notice of a directors meeting to any director who is for the time being absent from the United Kingdom. Any director may waive notice of a meeting and any such waiver may be retrospective.
Voting	100. Questions arising at a meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a second or casting vote.
Quorum
101. The quorum for the transaction of the business of the directors may be fixed by the directors and unless so fixed at any other number shall be two, except when there is only one director. If there is only one director, he may exercise all the powers and discretions conferred on directors by these articles. A person who holds office only as an alternate director shall, if his appointor is not present, be counted in the quorum. Any director who ceases to be a director at a directors' meeting may continue to be present and to act as a director and be counted in the quorum until the termination of the directors' meeting if no director objects.

Meetings by telephone, etc.
102. Without prejudice to the first sentence of article 99, a person entitled to be present at a meeting of the directors or of a committee of the directors shall be deemed to be present for all purposes if he is able (directly or by telephonic communication) to speak to and be heard by all those present or deemed to be present simultaneously. A director so deemed to be present shall be entitled to vote and be counted in a quorum accordingly. Such a meeting shall be deemed to take place where it is convened to be held or (if no director is present in that place) where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting is. The word meeting in these articles shall be construed accordingly.
Chairman and deputy chairman
103. The directors may appoint one of their number to be the chairman of the board of directors and may at any time remove him from that office. Unless he is unwilling to do so, the director so appointed shall preside at every meeting of directors at which he is present. But if there is no director holding that office, or if the director holding it is unwilling to preside or is not present within five minutes after the time appointed for the meeting, the directors present may appoint one of their number to be chairman of the meeting.
Validity of acts of the board
104. All acts done by a meeting of directors, or of a committee of directors, or by a person acting as a director shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any director or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a director and had been entitled to vote.
Resolutions in writing
105. A resolution in writing signed by all the directors entitled to receive notice of a meeting of directors or of a committee of directors shall be as valid and effectual as if it had been passed at a meeting of directors or (as the case may be) a committee of directors duly convened and held and may consist of several documents in the like form each signed by one or more directors; but a resolution signed by an alternate director need not also be signed by his appointor and, if it is signed by a director who has appointed an alternate director, it need not be signed by the alternate director in that capacity.
Directors' power to vote on contracts in which they are interested
106. Without prejudice to his obligations of disclosure under the Act and the articles, a director may vote at any meeting of the directors or of a committee of the directors on, and be counted in the quorum present at a meeting in relation to, any resolution concerning a transaction or arrangement with the company or in which the company is interested, or concerning any other matter in which the company is interested, notwithstanding that he is interested in that transaction, arrangement or matter or has in relation to it a duty which conflicts or may conflict with the interests of the company.
SECRETARY
Appointment and removal of secretary
107. Subject to the provisions of the Act, the secretary shall be appointed by the directors for such term, at such remuneration and upon such conditions as they may think fit; and any secretary so appointed may be removed by them.
MINUTES
Minutes required to be kept	108. The directors shall cause minutes to be made in books kept for the purpose:
(a) of all appointments of officers made by the directors; and

(b) of all proceedings at meetings of the company, of the holders of any class of shares in the company, and of the directors, and of committees of directors, including the names of the directors present at each such meeting.
THE SEAL, DEEDS AND CERTIFICATION
Authority required for execution of deed
109. The seal shall only be used by the authority of a resolution of the directors. The directors may determine who shall sign any instrument executed under the seal. If they do not, it shall be signed by at least one director and the secretary or by at least two directors. Any document may be executed under the seal by impressing the seal by mechanical means or by printing the seal or a facsimile of it on the document or by applying the seal or a facsimile of it by any other means to the document. A document signed, with the authority of a resolution of the directors, by a director and the secretary or by two directors and expressed (in whatever form of words) to be executed by the company has the same effect as if executed under the seal. For the purpose of the preceding sentence only, "secretary" shall have the same meaning as in the Act and not the meaning given to it by article 2.
Official seal for use abroad	110. The company may exercise the powers conferred by section 39 of the Act with regard to having an official seal for use abroad.
Certified copies
111. Any director or the secretary, or any person appointed by the directors for the purpose, shall have power to authenticate any documents affecting the constitution of the company and any resolutions passed by the company (or the holders of any class of shares of the company) or the directors or any committee of the directors, and any books, records, documents and accounts relating to the business of the company, and to certify copies of or extracts from them as true copies or extracts. A document purporting to be a copy of a resolution, or the minutes of or an extract from the minutes of a meeting of the company (or the holders of any class of shares of the company) or of the directors or any committee of the directors that is certified in this way shall be conclusive evidence in favour of all persons dealing with the company in reliance on it that such resolution has been duly passed or, as the case may be, that such minutes or extract is a true and accurate record of proceedings at a duly constituted meeting.
RECORD DATES
Record dates for dividends, etc.
112. Notwithstanding any other provision of these articles, the company or the directors may fix any date as the record date for any dividend, distribution, allotment or issue, which may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made.
DIVIDENDS
Declaration of dividends
113. Subject to the provisions of the Act, the company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the directors. Dividends may be declared in any currency authorised by the Board from time to time.

Interim dividends
114. Subject to the provisions of the Act, the directors may pay interim dividends if it appears to them that they are justified by the profits of the company available for distribution. If the share capital is divided into different classes, the directors may pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear. The directors may also pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment. Provided the directors act in good faith they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.
Apportionment of dividends
115. Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but, if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.
Dividends in specie
116. A general meeting declaring a dividend may, upon the recommendation of the directors, direct that it shall be satisfied wholly or partly by the distribution of assets and, where any difficulty arises in regard to the distribution, the directors may settle the same and in particular may issue fractional certificates and fix the value for distribution of any assets and may determine that cash shall be paid to any member upon the footing of the value so fixed in order to adjust the rights of members and may vest any assets in trustees.
Procedure for payment to holders and others entitled
117. Any dividend or other moneys payable in respect of a share may be paid by cheque sent by post to the registered address of the person entitled or, if two or more persons are the holders of the share or are jointly entitled to it by reason of the death or bankruptcy of the holder, to the registered address of that one of those persons who is first named in the register of members or to such person and to such address as the person or persons entitled may in writing direct. Every cheque shall be made payable to the order of the person or persons entitled or to such other person as the person or persons entitled may in writing direct and payment of the cheque shall be a good discharge to the company. Any joint holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other moneys payable in respect of the share.
Interest not payable	118. No dividend or other moneys payable in respect of a share shall bear interest against the company unless otherwise provided by the rights attached to the share.
Forfeiture of unclaimed dividends	119. Any dividend which has remained unclaimed for twelve years from the date when it became due for payment shall, if the directors so resolve, be forfeited and cease to remain owing by the company.

ACCOUNTS
Rights to inspect records
120. No member shall (as such) have any right of inspecting any accounting records or other book or document of the company except as conferred by statute or authorised by the directors or by ordinary resolution of the company.
CAPITALISATION OF PROFITS
Power to capitalise	121. The directors may with the authority of an ordinary resolution of the company:
(a)
subject as hereinafter provided, resolve to capitalise any undivided profits of the company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of the company's share premium account or capital redemption reserve;
(b)
appropriate the sum resolved to be capitalised to the members who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other; but the share premium account, the capital redemption reserve, and any profits which are not available for distribution may, for the purposes of this regulation, only be applied in paying up unissued shares to be allotted to members credited as fully paid;
(c)
make such provision by the issue of fractional certificates or by payment in cash or otherwise as they determine in the case of shares or debentures becoming distributable under this regulation in fractions; and
(d)
authorise any person to enter on behalf of all the members concerned into an agreement with the company providing for the allotment to them respectively, credited as fully paid, of any shares or debentures to which they are entitled upon such capitalisation, any agreement made under such authority being binding on all such members.
NOTICES
When notice required to be in writing
122. Any notice to be given to or by any person pursuant to the articles, except a notice calling a meeting of the directors or a committee of the directors, shall be in writing which includes, without limitation, telex, facsimile and electronic mail and any other visible substitute for writing. A notice may be partly in one form and partly in another.
Method of giving notice to member	123. The company may give any notice to a member:
	(a)	personally; or
	(b)	by sending it by post in a prepaid envelope addressed to the member at his registered address or by leaving it at that address; or

	(c)	by sending it by telex, facsimile or electronic mail to a number or address supplied to the company by the member for that purpose.

In the case of joint holders of a share, all notices shall be given to the joint holder whose name stands first in the register of members in respect of the joint holding and notice so given shall be sufficient notice to all the joint holders. A member whose registered address is not within the United Kingdom and who gives to the company an address within the United Kingdom at which notices may be given to him shall be entitled to have notices given to him at that address, but otherwise no such member shall be entitled to receive any notice from the company.
Deemed receipt of notice
124. A member present, either in person or by proxy, at any meeting of the company or of the holders of any class of shares in the company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.
Transferees etc. bound by prior notice
125. Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register of members, has been duly given to a person from whom he derives his title.
When notice by post deemed given
126. This article applies to any notice to be given to or by any person pursuant to the articles, including without limitation a notice under article 79 or 86. Proof that an envelope containing a notice was properly addressed, prepaid and posted shall be conclusive evidence that the notice was given. A notice sent by post shall be deemed given:
	(a)	if sent by first class post from an address in the United Kingdom to another address in the United Kingdom, on the day following that on which the envelope containing it was posted;
	(b)	if sent by the equivalent of first class post from an address in another country to another address in that country, on the day following that on which the envelope containing it was posted;
(b)
if sent by airmail from an address in the United Kingdom to an address outside the United Kingdom, or to an address in the United Kingdom from an address outside the United Kingdom, on the third day following that on which the envelope containing it was posted; and
	(c)	in any other case, on the fifth day following that on which the envelope containing it was posted.
When other notices deemed given
127. This article applies to any notice to be given to or by any person pursuant to the articles, including without limitation a notice under article 79 or 86. A notice sent by telex, facsimile or electronic mail transmission to a member to a number or address supplied to the company by the member for that purpose shall be deemed given twelve hours after the time of despatch or at such earlier time as receipt is acknowledged. A notice left at the registered address of a member shall be deemed given when delivered.

Notice to persons entitled by transmission
128. A notice may be given by the company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorised by the articles for the giving of notice to a member, addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt or by any like description at the address, if any, within the United Kingdom supplied for that purpose by the persons claiming to be so entitled. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.
WINDING UP
Liquidator may distribute in specie
129. If the company is wound up, the liquidator may, with the sanction of an extraordinary resolution of the company and any other sanction required by the Act, divide among the members in specie the whole or any part of the assets of the company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he with the like sanction determines, but no member shall be compelled to accept any assets upon which there is a liability.
INDEMNITY
Indemnity to directors
130. Subject to the provisions of the Act but without prejudice to any indemnity to which a director may otherwise be entitled, every director or other officer or auditor of the company shall be indemnified out of the assets of the company against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the company.

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  Exhibit 4.5